Exhibit 99.1
AMERICAN RESIDENTIAL PROPERTIES, INC. REPORTS
FIRST QUARTER 2014 FINANCIAL RESULTS
SCOTTSDALE, AZ, May 12, 2014 — American Residential Properties, Inc. (NYSE: ARPI) (the “Company”) reported today its results for the quarter ended March 31, 2014.
First Quarter 2014 Highlights

•	Exceeded $1 billion in total assets.

•	32% increase in total revenue to $17.5 million compared to the prior quarter.

•	Invested $109 million to acquire 689 single-family homes.

•	15% increase in the aggregate investment in single-family homes.

•	11% increase in the number of homes owned compared to the prior quarter, bringing total portfolio to 6,762.

•	22% increase in the number of leased properties, or 974 properties, compared to the prior quarter.

•	Achieved an occupancy rate of 81% on the total portfolio and 89% on properties owned six months or longer.

•	Increased rents by an average of 2.7% on renewals.

•	Owned $36 million in short-term private mortgage loans with a weighted-average interest rate of 11.8%.

•	Core FFO attributable to common stockholders was $2.2 million, or $0.07 per diluted share.

•	FFO attributable to common stockholders was $1.5 million, or $0.05 per diluted share.

"We are off to a great start in 2014, and our first quarter results demonstrated strong execution on several fronts. We invested $109 million in 689 single-family homes, increasing our total portfolio 11% to 6,762 homes, and we still see a robust supply of high-quality homes. We remained extremely focused on leveraging our internalized operating platform to drive efficiencies by expanding our portfolio and building critical mass in our core markets," said Stephen G. Schmitz, Chairman and Chief Executive Officer of American Residential Properties, Inc. "Rental demand in our core markets and our resident-centric operating philosophy drove higher occupancy rates and strong leasing activity."

"We are making progress towards completing a securitization transaction, which will add lower-cost, medium-term debt to our balance sheet and reduce our cost of capital. This additional funding source coupled with our existing credit facility will give us the financial flexibility to support robust growth in our core markets,” said Mr. Schmitz.

Financial Results
Total Revenue
Total revenue for the quarter ended March 31, 2014 increased $4.3 million to $17.5 million, compared to $13.2 million for the quarter ended December 31, 2013, and increased $12.2 million compared to $5.2 million for the quarter ended March 31, 2013. The increase in total revenue from the prior quarter is primarily attributable to higher rental income generated from the leases of an additional 974 homes.
Net Loss Attributable to Common Stockholders
Net loss attributable to common stockholders for the quarter ended March 31, 2014 decreased $0.7 million to $(7.7) million, or $(0.24) per diluted share, compared to $(8.4) million, or $(0.26) per diluted share, for the quarter ended December 31, 2013, and increased $(3.7) million compared to $(4.0) million, or $(0.22) per diluted share, for the quarter ended March 31, 2013.
FFO and Core FFO Attributable to Common Stockholders
Funds from operations (“FFO”) attributable to common stockholders for the quarter ended March 31, 2014 increased $2.3 million to $1.5 million, or $0.05 per diluted share, compared to $(0.8) million, or $(0.03) per diluted share, for the quarter ended December 31, 2013, and increased $2.4 million compared to $(0.9) million, or $(0.05) per diluted share, for the quarter ended March 31, 2013.
Core funds from operations (“Core FFO”) attributable to common stockholders for the quarter ended March 31, 2014 increased $2.2 million to $2.2 million, or $0.07 per diluted shares, compared to break-even for the quarter ended December 31, 2013, and increased $1.4 million compared to $0.8 million, or $0.04 per diluted share, for the quarter ended March 31, 2013.
Portfolio Highlights
Real Estate Acquisitions
From January 1, 2014 to March 31, 2014, the Company acquired 689 single-family homes, of which 248 are in Texas, 143 are in Tennessee, 130 are in Georgia, 56 are in Indiana, 52 are in Florida, 44 are in North Carolina, 15 are in Illinois and 1 is in Ohio, and incurred renovation costs on the Company’s existing portfolio, for a total capital investment of approximately $117 million.
Portfolio
As of March 31, 2014, the Company owned 6,762 single-family homes in Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Nevada, North Carolina, Ohio, South Carolina, Tennessee and Texas for a total investment of approximately $921 million. As of March 31, 2014, approximately 81% of the Company’s portfolio was leased.

Operating Metrics
The following table summarizes the Company’s portfolio and operating metrics:

	As of March 31, 2014		As of December 31, 2013
	Number of Homes	% Leased	Number of Homes	% Leased
Portfolio of single-family homes
Self-managed	6,152	80%	5,478	72%
Preferred operator program	610	100%	595	100%
Total	6,762	81%	6,073	75%

Portfolio of single-family homes owned for six months or longer
Self-managed	4,904	88%	3,660	84%
Preferred operator program	536	100%	429	100%
Total	5,440	89%	4,089	86%
Recent Developments
From April 1, 2014 to April 30, 2014, the Company acquired 232 single-family homes for a total purchase price of approximately $36 million and contracted to acquire 197 additional homes for a total purchase price of approximately $32 million. Of these 429 homes the Company acquired or contracted to acquire during this period, 197 are in Georgia, 81 are in Tennessee, 69 are in Texas, 66 are in Florida, 9 are in North Carolina and 7 are in Indiana. There is no assurance that the Company will close on the properties it has under contract.

Conference Call
The Company will host a conference call commencing at 11:00 a.m. Eastern Time on Tuesday, May 13, 2014, to discuss its financial results for the quarter ended March 31, 2014 and to provide a Company update. To participate in the event by telephone, please dial (800) 446-2782 approximately ten minutes prior to the start time (to allow time for registration) and use conference ID 37236140. International callers should dial (847) 413-3235 and enter the same conference ID number.
You may listen to the teleconference via live webcast on the Internet on the Company’s website at www.amresprop.com in the Investor Relations section under the Calendar of Events link.
A replay of the conference call will be available for two weeks, beginning May 13, 2014 at 1:30 PM Eastern Time, until May 27, 2014 at 11:59 PM Eastern Time. To access the replay, dial (888) 843-7419 and use conference ID 37236140#. International callers should dial (630) 652-3042 and enter the same conference ID number.

Non-GAAP Financial Measures
FFO and Core FFO
FFO is a widely recognized measure of real estate investment trust, or REIT, performance. The Company calculates FFO as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding gains from disposition of property, plus real estate-related depreciation and amortization (including capitalized leasing costs).
The Company also presents Core FFO, which is FFO excluding acquisition costs and items that are non-recurring or not related to the Company’s core business activities. FFO and Core FFO are supplemental non-GAAP financial measures. Management uses FFO and Core FFO as supplemental performance measures because FFO and Core FFO account for trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of REITs, FFO and Core FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs.
However, because FFO and Core FFO exclude depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results of operations, the utility of FFO and Core FFO as measures of the Company’s performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, the Company’s FFO and Core FFO may not be comparable to those of other REITs. As a result, FFO and Core FFO should be considered only as supplements to net income (loss) as a measure of the Company’s performance. FFO and Core FFO should not be used as measures of the Company’s liquidity, nor is either indicative of funds available to fund the Company’s cash needs, including the Company’s ability to pay dividends or make distributions. FFO and Core FFO also should not be used as supplements to or substitutes for net income (loss) or net cash flows from operating activities (as computed in accordance with GAAP).
About American Residential Properties, Inc.
American Residential Properties, Inc. is an internally managed real estate company, organized as a REIT for federal income tax purposes, that acquires, owns and manages single-family homes as rental properties in select communities nationwide. The Company’s primary business strategy is to acquire, restore, lease and manage single-family homes as well-maintained investment properties to generate attractive, risk-adjusted returns over the long-term. With a vertically integrated real estate acquisition and management platform incorporating disciplined acquisition criteria, extensive research, seasoned personnel and comprehensive operations, the Company is well-positioned to execute its strategy.
Additional information about American Residential Properties, Inc. can be found on the Company’s website at www.amresprop.com.
Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include descriptions of the Company’s plans for future growth, efficiencies and a securitization transaction. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the single-family rental industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission.

All information in this press release is current as of the date of this release. The Company undertakes no obligation to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

INVESTOR CONTACT:	American Residential Properties, Inc.

Shant Koumriqian Chief Financial Officer, Treasurer and Secretary IR@amresprop.com 480-474-4800

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share amounts)

	March 31, 2014 (unaudited)	December 31, 2013
Assets
Investment in real estate:
Land	$180,319	$158,795
Building and improvements	722,848	627,881
Furniture, fixtures and equipment	7,456	6,930
	910,623	793,606
Less: accumulated depreciation	(25,996)	(18,058)
Investment in real estate, net	884,627	775,548
Mortgage financings	36,656	43,512
Cash and cash equivalents	50,855	24,294
Acquisition deposits	4,609	282
Rents and other receivables, net	3,178	2,906
Due from related party	5	43
Deferred leasing costs and lease intangibles, net	3,144	2,454
Deferred financing costs, net	5,689	6,558
Investment in unconsolidated ventures	26,561	26,611
Goodwill	3,500	3,500
Other, net	4,695	8,494
Total assets	$1,023,519	$894,202

Liabilities and Equity
Liabilities:
Revolving credit facility	$303,000	$169,000
Exchangeable senior notes	100,041	99,377
Accounts payable and accrued expenses	12,437	12,862
Security deposits	5,405	3,995
Prepaid rent	2,344	1,549
Total liabilities	423,227	286,783
Equity:
American Residential Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.01 par value, 500,000,000 shares authorized; 32,171,102 shares issued and outstanding at March 31, 2014 and December 31, 2013	322	322
Additional paid-in capital	628,289	628,210
Accumulated deficit	(38,791)	(31,122)
Total American Residential Properties, Inc. stockholders’ equity	589,820	597,410
Non-controlling interests	10,472	10,009
Total equity	600,292	607,419
Total liabilities and equity	$1,023,519	$894,202

AMERICAN RESIDENTIAL PROPERTIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue:
Self-managed rental revenue	$14,562	$2,951
Preferred operator rental revenue	1,368	1,371
Management services (related party)	113	104
Interest and other	1,411	821
Total revenue	17,454	5,247
Expenses:
Property operating and maintenance	4,146	923
Real estate taxes	3,111	497
Homeowners’ association fees	460	153
Acquisition	67	1,775
Depreciation and amortization	9,464	3,140
General, administrative and other	3,720	2,537
Interest	4,230	371
Total expenses	25,198	9,396
Loss from continuing operations before equity in net (loss) income of unconsolidated ventures	(7,744)	(4,149)
Equity in net (loss) income of unconsolidated ventures	(50)	90
Net loss and comprehensive loss	(7,794)	(4,059)
Net loss and comprehensive loss attributable to non-controlling interests	125	40
Net loss and comprehensive loss attributable to common stockholders	$(7,669)	$(4,019)
Basic and diluted loss per share:
Net loss attributable to common stockholders	$(0.24)	$(0.22)
Weighted-average number of shares of common stock outstanding	32,130,733	18,414,830

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Net Loss to Funds from Operations (FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss	$(7,794)	$(4,059)
Add: Depreciation and amortization of real estate assets	9,292	3,101
FFO	$1,498	$(958)
FFO attributable to common stockholders(1)	$1,474	$(948)
FFO per share of common stock, basic and diluted	$0.05	$(0.05)
Weighted-average number of shares of common stock outstanding:
Basic	32,130,733	18,414,830
Diluted(2)	32,755,110	18,414,830
______________

(1)	Based on a weighted-average interest in the Company’s operating partnership of approximately 98.39% and 99.00%, for the three months ended March 31, 2014 and 2013, respectively.

(2)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP unit interests in the Company's operating partnership ("LTIP units"), unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Reconciliation of Funds From Operations (FFO) to Core Funds From Operations (Core FFO)
(amounts in thousands, except share and per-share amounts)
(unaudited)

	Three Months Ended March 31,
	2014	2013
FFO	$1,498	$(958)
Add: Acquisition expense(1)	67	1,775
Add: Non-cash interest expense related to amortization of discount on exchangeable senior notes	664	—
Core FFO	$2,229	$817
Core FFO attributable to common stockholders(2)	$2,193	$809
Core FFO per share of common stock, basic and diluted	$0.07	$0.04
Weighted-average number of shares of common stock outstanding:
Basic	32,130,733	18,414,830
Diluted(3)	32,755,110	18,816,994
______________

(1)	Includes acquisition expenses primarily related to costs incurred on acquired properties subject to an existing lease and accounted for as a business combination, in accordance with GAAP.

(2)	Based on a weighted-average interest in the Company’s operating partnership of approximately 98.39% and 99.00%, for the three months ended March 31, 2014 and 2013, respectively.

(3)
Assumes the issuance of potentially issuable shares unless the result would be anti-dilutive. Potentially issuable shares include operating partnership units, vested LTIP units, unvested LTIP units and unvested restricted common stock.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s entire portfolio of single-family homes by metropolitan statistical area, or MSA, and metropolitan division, or metro division, as of March 31, 2014, in descending order of aggregate investment.

MSA/Metro Division	Number of Homes	Aggregate Investment (thousands)	Average Investment Per Home(1)	Percentage Leased(2)	Average Age (years)	Average Size (square feet)
Phoenix, AZ	1,380	$199,116	$144,287	93%	17	1,714
Houston, TX	1,042	$151,736	$145,620	86%	7	1,920
Dallas-Fort Worth, TX	698	$111,352	$159,530	86%	11	2,106
Chicago, IL	511	$66,774	$130,673	100%	55	1,404
Nashville, TN	367	$56,856	$154,921	62%	11	1,821
Other Texas	297	$51,072	$171,960	82%	10	1,965
Atlanta, GA	390	$42,724	$109,549	49%	18	1,870
Inland Empire, CA	213	$38,163	$179,169	86%	16	1,915
Indianapolis, IN	549	$34,408	$62,674	63%	53	1,306
Charlotte, NC-SC	218	$32,427	$148,748	68%	9	1,984
Raleigh, NC	205	$30,126	$146,956	77%	9	1,709
Winston-Salem, NC	232	$29,008	$125,034	91%	12	1,415
Florida	285	$26,596	$93,319	69%	12	1,449
Other California	82	$10,509	$128,159	87%	36	1,336
Las Vegas, NV	68	$7,310	$107,500	82%	15	1,553
Other	225	$32,712	$145,387	76%	9	1,605
Total/Weighted Average	6,762	$920,889	$136,186	81%	19	1,739
______________

(1)
For self-managed homes, represents average purchase price (including broker commissions and closing costs) plus average capital expenditures. For preferred operator program homes, represents purchase price (including broker commissions and closing costs) paid by the Company for the portfolio divided by the number of homes in the portfolio and does not include past, expected or budgeted general and administrative expenses associated with ongoing monitoring activities of the Company’s investment. The preferred operator is obligated to pay for all taxes, insurance, other expenses and capital expenditures (including significant capital improvements) required for the management, operation and maintenance of the properties. Accordingly, absent a default by the preferred operator under a long-term lease agreement with the Company, the Company expects to incur no expenses related to properties under the Company’s preferred operator program, other than general and administrative expenses associated with ongoing monitoring activities of the Company’s investment.

(2)
Includes both self-managed homes and preferred operator program homes. The Company classifies homes in its preferred operator program as 100% leased, because each preferred operator is obligated to pay the Company 100% of the base rent specified in the applicable lease irrespective of whether or not the homes are occupied by residential sub-tenants. This does not mean that 100% of the homes leased to preferred operators are occupied by residential sub-tenants. If a preferred operator is unable to lease a material portion of the homes it leases from the Company to residential sub-tenants, it may adversely affect the operator’s ability to pay rent to the Company under the lease.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Portfolio of Self-Managed Single-Family Homes—Summary Statistics
(unaudited)
The following table presents summary statistics on the Company’s portfolio of single-family homes that the Company manages by MSA and metro division as of March 31, 2014, in descending order of aggregate investment.

									Leased Homes
MSA/Metro Division	Number of Homes	Average Purchase Price Per Home(1)	Average Capital Expenditures Per Home(2)	Average Investment Per Home(3)	Aggregate Investment (thousands)	Percentage Leased	Average Age (years)	Average Size (square feet)	Average Monthly Rent Per Leased Home	Annual Average Rent per Leased Home as a Percentage of Average Investment Per Leased Home (4)
Phoenix, AZ	1,380	$138,362	$5,925	$144,287	$199,116	93%	17	1,714	$1,013	8.4%
Houston, TX	1,042	$140,920	$4,700	$145,620	$151,736	86%	7	1,920	$1,354	11.3%
Dallas-Fort Worth, TX	698	$150,500	$9,030	$159,530	$111,352	86%	11	2,106	$1,433	10.8%
Nashville, TN	367	$148,436	$6,485	$154,921	$56,856	62%	11	1,821	$1,258	10.8%
Other Texas	297	$162,536	$9,424	$171,960	$51,072	82%	10	1,965	$1,535	10.8%
Atlanta, GA	390	$106,026	$3,523	$109,549	$42,724	49%	18	1,870	$1,002	12.6%
Inland Empire, CA	213	$156,736	$22,433	$179,169	$38,163	86%	16	1,915	$1,404	9.3%
Charlotte, NC-SC	218	$142,672	$6,076	$148,748	$32,427	68%	9	1,984	$1,184	9.6%
Raleigh, NC	205	$141,176	$5,780	$146,956	$30,126	77%	9	1,709	$1,222	9.8%
Indianapolis, IN	450	$64,659	$1,552	$66,211	$29,795	55%	51	1,338	$770	16.0%
Winston-Salem, NC	232	$122,611	$2,423	$125,034	$29,008	91%	12	1,415	$1,077	10.3%
Florida	285	$89,916	$3,403	$93,319	$26,596	69%	12	1,449	$845	12.3%
Other California	82	$108,500	$19,659	$128,159	$10,509	87%	36	1,336	$1,046	9.8%
Las Vegas, NV	68	$97,787	$9,713	$107,500	$7,310	82%	15	1,553	$1,025	11.4%
Other	225	$139,703	$5,684	$145,387	$32,712	76%	9	1,605	$1,242	10.2%
Total/Weighted Average	6,152	$131,747	$6,339	$138,086	$849,502	80%	15	1,776	$1,183	10.2%
______________

(1)	Average purchase price includes broker commissions and closing costs.

(2)	Represents average capital expenditures per home as of March 31, 2014. Does not include additional expected or future capital expenditures.

(3)	Represents average purchase price plus average capital expenditures.

(4)
Represents annualized average monthly rent per leased home as a percentage of the Company’s average investment (average purchase price per home plus average capital expenditures) per leased home. Does not include a provision for payment of ongoing property expenses (such as insurance, taxes, homeowners' association fees and maintenance) or an allocation of the Company’s general and administrative expense, all of which materially impact the Company’s results. Accordingly, it should not be interpreted as a measure of profitability, and its utility in evaluating the Company’s business is limited. Average monthly rent for leased homes may not be indicative of average rents the Company may achieve on its vacant homes.

AMERICAN RESIDENTIAL PROPERTIES, INC.
Total Portfolio of Single-Family Homes
Owned for Six Months or Longer—Summary Statistics
(unaudited)
The following table presents summary statistics of the Company’s portfolio of single-family homes owned for at least six months as of March 31, 2014, in descending order of number of homes.

MSA/Metro Division	Number of Homes	Average Investment Per Home(1)	Homes Leased	Homes Vacant(2)	Percentage Leased
Phoenix, AZ	1,363	$143,720	1,270	93	93%
Houston, TX	830	$141,947	761	69	92%
Indianapolis, IN	470	$52,291	337	133	72%
Dallas-Fort Worth, TX	455	$158,958	434	21	95%
Chicago, IL	437	$130,785	437	—	100%
Atlanta, GA	230	$83,792	164	66	71%
Florida	226	$77,966	191	35	85%
Inland Empire, CA	213	$179,171	184	29	86%
Other Texas	213	$170,081	203	10	95%
Winston-Salem, NC	207	$125,064	198	9	96%
Raleigh, NC	189	$146,667	149	40	79%
Charlotte, NC-SC	146	$146,771	117	29	80%
Nashville, TN	121	$99,025	111	10	92%
Other California	82	$128,155	71	11	87%
Las Vegas, NV	66	$105,533	55	11	83%
Other	192	$141,747	154	38	80%
Total/Weighted Average	5,440	$130,653	4,836	604	89%
______________

(1)	Represents average purchase price plus average capital expenditures.

(2)	As of March 31, 2014, 237 homes were available for rent, 318 homes were undergoing renovation and 49 homes were occupied with no lease.